UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

AMERICAN LEISURE HOLDINGS, INC.

(Exact name of issuer as specified in its charter)

COLORADO

(State or other jurisdiction of incorporation or organization)

237 East Commercial Blvd., #208

Lauderdale by the Sea, FL 33309

(561) 654-5722

(Address, including zip code, and telephone number,

including area code, of issuer’s principal executive office)

Adrian McKenzie-Patasar

Chief Executive Officer

237 East Commercial Blvd., #208

Lauderdale by the Sea, FL 33309

(561) 654-5722

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

7371	88-0640878
(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

This Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

i

PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state.

OFFERING CIRCULAR

American Leisure Holdings, Inc.

2,500,000,000 Shares of Common Stock

By this Offering Circular, American Leisure Holdings, Inc., a Colorado corporation, is offering for sale a maximum of 2,500,000,000 shares of its common stock (the “Offered Shares”), at a fixed price of $[$0.0005-$0.008] per share, pursuant to Tier 1 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). A minimum purchase of $1,000 of the Offered Shares is required in this offering; any additional purchase must be in an amount of at least $250. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments. Please see the “Risk Factors” section, beginning on page 4, for a discussion of the risks associated with a purchase of the Offered Shares.

We estimate that this offering will commence on or around March 1, 2022; this offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

Title of Securities Offered	Number of Shares	Price to Public	Commissions (1)	Proceeds to Company (2)
Common Stock	2,500,000,000	$0.0005 - $0.008	0	1,250,000 - 20,000,000

(1)We may offer the Offered Shares through registered broker-dealers and we may pay finders. However, information as to any such broker-dealer or finder shall be disclosed in an amendment to this Offering Circular.

(2)Does not account for the payment of expenses of this offering estimated at $25,000. See “Plan of Distribution.”

Our common stock is quoted in the over-the-counter under the symbol “AMLH” in the OTC Pink marketplace of OTC Link. On February 25, 2022, the closing price of our common stock was $0.0012 per share.

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares.

No sale may be made to you in this offering, if you do not satisfy the investor suitability standards described in this Offering Circular under “Plan of Distribution - State Law Exemption and Offerings to ‘Qualified Purchasers” (page 14). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is February 25, 2022.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “AMLH,” “we,” the “Company,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of American Leisure Holdings, Inc.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms “we”, “us” and “our” refer and relate to American Leisure Holdings, Inc., a Nevada corporation, including its subsidiaries.

Our Company

The Corporation was established on June 13, 2000 under the laws of Nevada. Its wholly owned subsidiary, Wroblewski Oil and Gas, Inc., was formed on April 22, 2002 under the laws of the Commonwealth of Pennsylvania. The Company operated a fuel filling station and convenience store north of Pittsburgh PA prior to the Share Acquisition on May 6, 2016, at which Wroblewski Oil and Gas, Inc. was sold. Upon the completion of the acquisition of a controlling interest in the Company by Digital Airo, Inc., the Company changed its business model to Internet based global delivery of documents/files/media through its licensed proprietary system and network. The Corporation re-domiciled itself in Colorado on October 29, 2021. All of the wholly owned subsidiaries’ financial activity are included in the consolidated financial statements of the Company.

Through the end of fiscal year 2021 into the beginning of 2022, the Company has gradually transitioned to becoming a software or application (app), developer as management has identified various growth opportunities in Web3, block-chain technology, crypto-currencies, and non-fungible tokens (NFTs).  Our strategy is to cast a wide net into the newly developing “metaverse” by funding many apps with a relatively minimal capital infusion (an average likely around $150 Thousand USD to launch each app) to find out what attracts attention and  traction with users in the metaverse and then inject second round funding into those apps where there is traction.  Web3 and The meta-verse refers to a combination of multiple elements of technology, including virtual reality, augmented reality and video, where users “live” (or interact with another) within a digital universe.1

We have made an agreement to acquire a Patent portfolio of software related patents.   and our management has created a business plan to complete the transition to become a fully built out software and app developer, which will be executed in phases:

Phase I: develop relationships with software incubators to find worthwhile start-up apps to invest into.

Phase II: build out a team of software developers by paying them to build a minimum viable product (MVP)

Phase III: Provide seed funding to (a) our own in-house developers who create a successful MVP and (b) to startup apps discovered from our relationships with incubators.  We anticipate such funding to be in amounts of $50 thousand, $100 thousand or $250 thousand USD.2

Phase IV: Fund marketing campaigns for apps in our portfolio using a lead generation platform utilized by almost all major telecommunications.

1 USA Today, “Everyone Wants to Own the Metaverse including Facebook and Microsoft. But what exactly is it?” By Mike Snider and Brett Molina.  Published November 10, 2021 and Updated December 22, 2021.

2 Although the Issuer plans to use “Use of Proceeds” possible for investment into start-ups that have yet to be finalized, the Issuer is not a development stage company because it has a business plan – to develop information technology intellectual property utilizing a portfolio of patents it has an agreement to acquire, of which potential investment into certain start-ups is only a small part; the Issuer is not a development stage company because in the process of implementing its business plan it has identified the sources of start-ups in which to invest. If that Use of Proceeds is disqualifying, the Issuer shall eliminate investments into start-ups from the Use of Proceeds and focus solely on in-house development of intellectual property with that portion of the Use of Proceeds from the Offering.

Offering Summary

Securities Offered	The Offered Shares, 2,500,000,000 shares of common stock, are being offered by our company.

Offering Price Per Share	$0.0005-$0.008 per Offered Share.

Shares Outstanding Before Offering	3,692,639,902 shares of common stock issued and outstanding as of the date of this Offering Circular. (See “Security Ownership of Certain Beneficial Owners and Management”).

Shares Outstanding After Offering	6,192,639,902 shares of common stock issued and outstanding, assuming a maximum offering hereunder. (See “Security Ownership of Certain Beneficial Owners and Management”).

Minimum Number of Shares Offered	There is no minimum offering hereunder, which means we could accept one subscription for $1,000 of the Offered Shares and terminate this offering.

Disparate Voting Rights

Our Series A Preferred Stock possess superior voting rights, which could preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision and are all owned by our CEO. There are 5,000,000 shares of Series A Preferred Stock authorized 4,095,000 are issued and outstanding; each share of Series A Preferred Stock has the voting rights of 500 shares of our common stock giving them a total of 2,047,500,000 votes on all matters submitted to the holders of our common stock and votes together with the holders of our common stock as a single class. Our Chief Executive Officer, Adrian McKenzie-Patasar, is the owner of the majority the outstanding shares of the Series A Preferred Stock, and thus may be able effectively to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors - Risks Related to a Purchase of the Offered Shares”).

Investor Suitability Standards

The Offered Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (a) “accredited investors” under Rule 501(a) of Regulation D and (b) all other investors so long as their investment in the Offered Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Market for our Common Stock	Our common stock is quoted in the over-the-counter market under the symbol “AMLH” in the OTC Pink marketplace of OTC Link.

Termination of this Offering

This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion.

Use of Proceeds

An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.

Risk Factors

An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.

Corporate Information	Our principal executive offices are located at 275 E. Commercial Blvd., #208, Lauderdale by the Sea, FL 33308; our telephone number is (561) 654-5722; our corporate email address is info@amlh.net.

Regulation A+ Offering; Continuing Reporting Requirements Under Tier 1

We are offering our Common Stock pursuant to recently adopted rules by the Securities and Exchange Commission mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 1” of Regulation A+, which allows us to offer up to $20 million in a 12-month period.

In accordance with the requirements of Tier 1 of Regulation A+, we will be required to update certain issuer information by electronically filing a Form 1-Z exit report with the Commission on EDGAR not later than 30 calendar days after termination or completion of an offering.

RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face but represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward- looking statements.

Risks Related to Our Business

The report of our independent auditors on our financial statements for the year ended December 31, 2020, indicates uncertainty concerning our ability to continue as a going concern and this may impair our ability to raise capital to fund our business. The report of our independent auditors indicates uncertainty concerning our ability to continue as a going concern and this may impair our ability to raise capital to fund our business. In its opinion on our financial statements for the year ended December 31, 2020, our independent auditors raised substantial doubt about our ability to continue as a going concern. We cannot assure you that this will not impair our ability to raise capital on attractive terms. Additionally, we cannot assure you that we will ever achieve significant revenues and therefore remain a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our company had an accumulated deficit of $3,171,153 (unaudited) at September 30, 2021, and had a net loss of $135,000 (unaudited) and net cash used in operating activities of $0 (unaudited) for the nine months ended September 30, 2021. Our ability to raise additional capital through the future issuances of common stock and/or debt financing is unknown. The obtainment of additional financing, the successful development of our contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for us to continue operations. These conditions and the ability to successfully resolve these factors over the next twelve months raise substantial doubt about our ability to continue as a going concern.

If we are unable to raise enough capital in this offering or obtain additional financing, we may not be able to fulfill our business plan. As of September 30, 2021, we had $173 (unaudited) in cash on hand. Our entire business plan, including our ability to conduct manufacturing, marketing, generate sales and further develop products, are entirely dependent upon adequate financing. Should we fail to obtain adequate financing: (a) our financial condition will be negatively affected; (b) we will be unable to conduct the essential aspects of our business plan, including marketing; (c) investments in our common stock will be negatively impacted; (d) we will be forced to liquidate our business and file for bankruptcy protection.

There is doubt about our ability to develop as a viable business, and it is expected that we will need additional funding. Our current efforts are focused on the acquisition of a patent portfolio and developing sales in digital marketing and the creation of web3 products and services  and the development of Metaverse  related  products and services(such as NFT’s).  We must obtain capital, in order to exploit the business potential of our products. There can be no assurance that our business activities will prove to be successful.

It is possible that the novel Coronavirus pandemic could cause long-lasting stock market volatility and weakness, as well as long-lasting recessionary effects on the United States and/or global economies. Should the negative economic impact caused by the novel Coronavirus pandemic result in long-term economic weakness in the United States and/or globally, our ability to establish our business would be severely negatively impacted. It is possible that our company would not be able to sustain during any such long-term economic weakness.

If we fail to secure the required additional financing on acceptable terms and in a timely manner, our ability to implement our business plan will be compromised and we may be unable to sustain our operations. We have limited capital resources and operations. To date, our operations have been funded from the proceeds of equity sales and debt financings. We will require substantial additional capital in the near future to accomplish our business objectives. We may be unable to obtain additional financing on terms acceptable to us, or at all.

Even if we obtain financing for our near-term operations, we expect that we will require additional capital thereafter. Our capital needs will depend on numerous factors including: (a) our profitability; (b) the release of competitive products and services by our competition; and (c) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership held by our existing shareholders will be reduced and our shareholders may experience significant dilution. In addition, new securities may contain rights, preferences, or privileges that are senior to those of our common stock. If we raise additional capital by incurring debt, this will result in increased interest expense. If we raise additional funds through the issuance of securities, market fluctuations in the price of our shares of common stock could limit our ability to obtain equity financing.

We cannot give any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. If we are unable to raise capital when needed, our business, financial condition, and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

We may be unable to obtain sufficient capital to pursue our growth strategy. We do not possess sufficient financial resources to implement our complete business plan. We are currently seeking available sources of capital. There is no assurance that we will obtain needed capital, nor is there any assurance that our business will be able to generate revenues that are sufficient to sustain our operations. We are not able to offer assurance that we will be able to obtain needed sources of financing to satisfy our working capital needs.

We do not have a successful operating history. We are without a history of successful business operations, which makes a purchase of Offered Shares speculative in nature. Because of this lack of operating history, it is difficult to forecast our future operating results. Additionally, our operations are subject to risks inherent in the establishment of a new business, including, among other factors, efficiently deploying our capital, developing and implementing our marketing campaigns and strategies and developing awareness and acceptance of our products.

There are risks and uncertainties encountered by early-stage companies. As an early-stage company, we are unable to offer assurance that we will be able to overcome the lack of recognition for our apps and software-as-a-solution services and our lack of capital.

We may not be successful in establishing our business model. We are unable to offer assurance that we will be successful in bringing our products to market and earning a profit from such efforts. Should we fail to implement successfully our business plan, you can expect to lose your entire investment in the Offered Shares.

We may never earn a profit. Because we lack a successful operating history, we are unable to offer assurance that we will ever earn a profit from our operations.

If we are unable to manage future expansion effectively, our business may be adversely impacted. In the future, we may experience rapid growth in our business, which could place a significant strain on our operations, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

We currently depend on the efforts of our sole officer; the loss of this person could disrupt our operations and adversely affect the development of our business. Our success in establishing our business operations will depend, primarily, on the continued service of our Chief Executive Officer, Adrian McKenzie-Patasar. We have not yet entered into an employment agreement with Mr. Patasar and it is not expected that will do so in the foreseeable future. (See “Executive Compensation”). The loss of service of Mr. Patasar, for any reason, could seriously impair our ability to execute our business plan, which could have a materially adverse effect on our business and future results of operations. We have not purchased any key-man life insurance.

If we are unable to recruit and retain key personnel, our business may be harmed. If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

Our business plan is not based on independent market studies. We have not commissioned any independent market studies concerning the market for our planned app development and related products. Rather, our plans for implementing our business strategy and achieving profitability are based on the experience, judgment and assumptions of our sole officer. If these assumptions prove to be incorrect, we may not be successful in establishing our business.

Our Board of Directors may change our policies without shareholder approval. Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegate such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

If we cannot attract customers, we will not generate revenues and our business will fail. As of the date of this Offering Circular, we have not generated any revenue. If our business fails, you will lose all or part of your investment.

Because we do not have an audit committee, shareholders will have to rely on our directors, who are not independent, to perform these functions. We do not have an audit or compensation committee comprised of independent directors. These functions are performed by our Board of Directors as a whole. The members of our Board of Directors are not independent directors. Thus, there is a potential conflict in that the board members are also engaged in management and participate in decisions concerning management compensation and audit issues that may affect management performance.

Limitations of director liability and indemnification of directors, officers and employees. Our Articles of Incorporation limits the liability of directors to the maximum extent permitted by Colorado law. Colorado law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

●breach of their duty of loyalty to us or our stockholders;

●act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●unlawful payments of dividends or unlawful stock repurchases or redemptions as provided Aricle 108 Section 403 Section  of the Colorado Business Corporations Act; or

●transactions for which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission. Our corporate bylaws (“Bylaws”) provide that we will indemnify our directors, officers and employees to the fullest extent permitted by law. Our Bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. We believe that these Bylaw provisions are necessary to attract and retain qualified persons as directors and officers. The limitation of liability in our Articles of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

If we fail to maintain a positive reputation with consumers concerning our products, we may not be able to develop loyalty to our products, and our operating results may be adversely affected. We believe a positive reputation with customers to be highly important in developing loyalty to our products. To the extent our products are perceived as low quality or otherwise not compelling to potential customers, our ability to establish and maintain a positive reputation and product loyalty may be adversely impacted.

If our trademarks and other proprietary rights are not adequately protected to prevent use or appropriation by competitors, the value of our brands may be diminished, and our business adversely affected. We rely, and expect to continue to rely, on a combination of confidentiality and license agreements with employees, consultants and third parties with whom we have relationships, as well as trademark protection laws, to protect our proprietary rights. If the protection of our intellectual property rights is inadequate to prevent use or misappropriation by third parties, the value of our brands may be diminished and the perception of our products may become confused in the marketplace. In such circumstance, our business could be adversely affected.

Risks Related to a Purchase of the Offered Shares

We may seek capital that may result in shareholder dilution or that may have rights senior to those of our common stock, including the Offered Shares. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

We do not intend to pay dividends on our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

Our common stock is a “Penny Stock,” which may impair trading liquidity. Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

It is possible that our common stock will continue to be thinly traded and its market price highly volatile. Our common stock is quoted in the over-the-counter market under the symbol “AMLH” in the OTC Pink marketplace of OTC Link. For over the past several years, our common stock has traded sporadically and has been extremely limited in nature. A limited market is characterized by a relatively limited number of shares in the public float, relatively low trading volume and a small number of brokerage firms acting as market makers. The market for low-priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon.

The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

●quarterly variations in our operating results;

●operating results that vary from the expectations of investors;

●changes in expectations as to our future financial performance, including financial estimates by investors;

●reaction to our periodic filings, or presentations by executives at investor and industry conferences;

●changes in our capital structure;

●announcements of innovations or new products by us or our competitors;

●announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

●lack of success in the expansion of our business operations;

●third-party announcements of claims or proceedings against us or adverse developments in pending proceedings;

●additions or departures of key personnel;

●asset impairment;

●temporary or permanent inability to offer products or services; and

●rumors or public speculation about any of the above factors.

Future sales of our common stock, or the perception in the public markets that these sales may occur, could reduce the market price of our common stock. Our current shareholders, including our management, hold shares of our restricted common stock, but will be able to sell their shares in the market. In general, our officers and directors and 10% shareholders, as affiliates, under Rule 144 may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of our common stock under Rule 144 or otherwise could reduce prevailing market prices for our common stock.

As of the date of this Offering Circular, there is a total of 82,360,000 shares of our common stock reserved for issuance upon conversion of the currently convertible portions of convertible debt instruments and pursuant to agreements. All such shares constitute an overhang on the market for our common stock and, if and when issued, will be issued without transfer restrictions, pursuant to certain exemptions from registration, and could reduce prevailing market prices for our common stock. Also, in the future, we may also issue securities in connection with our obtaining needed capital or an acquisition transaction. The amount of shares of our common stock issued in connection with any such transaction could constitute a material portion of our then-outstanding shares of common stock.

The outstanding share of our Series A Preferred Stock could preclude current and future owners of our common stock from influencing any corporate decision. Our sole officer, Adrian Patasar McKenzie owns  the majority (2,797,000) of the 5,000,000 authorized and issued and outstanding shares of our Series A Preferred Stock. The 5,000,000 outstanding shares of Series A Preferred Stock have cumulative voting rights of 1,398,500,000 shares of our common stock on all matters submitted to the holders of our common stock and votes together with the holders of our common stock as a single class. Mr. Patasar, as the owner of the majority of the  outstanding share of the Series A Preferred Stock, may be able effectively to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. This control of the single outstanding share of Series A Preferred Stock may also delay or prevent a future change of control of our company at a premium price, if Mr. Patasar opposes it.

Future issuances of debt securities and equity securities could negatively affect the market price of shares of our common stock and, in the case of equity securities, may be dilutive to existing shareholders. In the future, we may issue debt or equity securities or incur other financial obligations, including stock dividends. Upon liquidation, it is possible that holders of our debt securities and other loans and preferred stock would receive a distribution of our available assets before common shareholders. We are not required to offer any such additional debt or equity securities to existing shareholders on a preemptive basis. Therefore, additional common stock issuances, directly or through convertible or exchangeable securities, warrants or options, would dilute the holdings of our existing common shareholders and such issuances, or the perception of such issuances, could reduce the market price of shares of our common stock.

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward-looking statements does not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection, in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

DILUTION

Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Offered Shares in this offering and the pro forma as adjusted net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Offered Share and the net pro forma as adjusted tangible book value per share of our common stock after this offering. Our pro forma net tangible book value as of September 30, 2021, was $(-550,000) (unaudited), or $(-0.0001375) per share.

Without taking into effect any issuances of shares of our common stock subsequent to September 30, 2021, the tables below illustrate the dilution to purchasers of Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offered Shares are sold.

Funding Level	$20,000,000	$15,000,000	$10,000,000	$5,000,000
Offering Price	$.008	$.008	$.008	$.008
Historical net tangle book value per Common Stock share before the Offering	$-.0001375	$-.0001375	$-.0001375	$-.0001375
Increase in net tangible book value per share attributable to new investors in this Offering	$.034375	$.0027375	$.0020375	$.0011375
Net tangible book value per share, after the offering	$.0031	$.0026	$.0019	$.0010
Dilution per share to new investors	$.0049	$.0054	$.0081	$.007

USE OF PROCEEDS

The Use of Proceeds is an estimate based on the Company’s current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $25,000,000. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $24,975,000 after the payment of offering costs such as printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use substantially all of the net proceeds for general working capital, repayment of outstanding debt obligations, and acquisitions. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

The table below sets forth the manner in which we intend to apply the net proceeds derived by us in this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares. All amounts set forth below are estimates.

Assuming $0.008 Offering Price (Max):	10%	25%	50%	75%	100%
Investment in IT development	$250,000	$3,000,000	$1,000,000	$9,000,000	$9,000,000
Advertising for Our Apps and S-a-a-S	$250,000	$1,000,000	$3,500,000	$4,500,000	$9,500,000
Purchase of Patent Portfolio	$250,000	$500,000	$500,000	$500,000	$500,000
Working Capital/Administrative Expenses	$150,000	$500,000	$1,000,000	$1,000,000	$1,000,000
Total	$1,000,000	$5,000,000	$10,000,000	$15,000,000	$20,000,000

Assuming $0.005 Offering Price (Midpoint):	10%	25%	50%	75%	100%
Investment in IT development	$350,000	$2,000,000	$3,000,000	$4,375,000	$6,000,000
Advertising for Our Apps and S-a-a-S	$300,000	$1,250,000	$2,250,000	$4,000,000	$5,000,000
Purchase of Patent Portfolio	$500,000	$500,000	$500,000	$500,000	$500,000
Working Capital/Administrative Expenses	$100,000	$500,000	$500,000	$500,000	$1,000,000
Total	$1,250,000	$3,125,000	$6,250,000	$9,375,000	$12,500,000

Assuming $0.0005 Offering Price:	10%	25%	50%	75%	100%
Investment in IT development	$50,000	$150,000	$275,000	$387,500	$500,000
Advertising for Our Apps and S-a-a-S	$50,000	$112,500	$250,000	$350,000	$500,000
Working Capital	$25,000	$50,000	$100,000	$200,000	$250,000
Total	$125,000	$312,500	$625,000	$937,500	$1,250,000

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the industries in which we currently or, in the future, expect to operate, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 2,500,000,000 Offered Shares on a best-efforts basis, at a fixed price of $[$0.008-$0.0005] per Offered Share; any funds derived from this offering will be immediately available to us for our use. There will be no refunds. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. Pending acceptance of an investor’s subscription agreement, funds will be placed in an escrow account. (See “Escrow Agent” below). No funds will be returned, once an investor’s subscription agreement has been accepted by us.

We intend to sell the Offered Shares in this offering through the efforts of our Chief Executive Officer, Adrian Patasar. Mr. Patasar will not receive any compensation for offering or selling the Offered Shares. We believe that Mr. Patasar is exempt from registration as a broker-dealer under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Mr. Patasar:

●is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and

●is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

●is not an associated person of a broker or dealer; and

●meets the conditions of the following:

oprimarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and

owas not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and

odid not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our coming website, as well as on the SEC’s website, www.sec.gov.

An investor will become a shareholder of our company and the Offered Shares will be issued, as of the date of settlement. Settlement will not occur until an investor's funds have cleared and we accept the investor as a shareholder.

By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See “State Qualification and Investor Suitability Standards” below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $1,000 of the Offered Shares in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $250.

State Law Exemption and Offerings to “Qualified Purchasers”

The Offered Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act).

This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Shares involves substantial risks and possible loss by investors of their entire investments (See Risk Factors).

The Shares have not been qualified under the securities laws of any state or jurisdiction. However, in the case of each state in which we sell the Shares, we may qualify the Shares for sale with the applicable state securities regulatory body or we will sell the Shares pursuant to an exemption from registration found in the applicable state’s securities, or Blue Sky, law.

“Qualified purchasers” include: (a) “accredited investors” under Rule 501(a) of Regulation D and (b) all other investors, so long as their investment in Offered Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine, in our sole and absolute discretion, that such investor is not a “qualified purchaser” for purposes of Regulation A. We intend to offer and sell the Offered Shares to qualified purchasers in every state of the United States.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Offered Shares.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of: (a) 6,500,000,000 shares of common stock, $.0001 par value per share; and (b) 5,250,000 shares Preferred Stock, of which 5,000,000 are designated as Preferred A with a par value of $10.00 par value per share; 100,000 are designated as Preferred B with a par value of $.001; 100,000 are designated as Preferred C with a par value of $.001; 50,000 are designated as Preferred E with a par value of $.001.

As of the date of this Offering Circular, there were 4,000,000,000 shares of our common stock issued and outstanding, held by 73 holders of record; a total of 82,360,000 shares of common stock reserved for issuance upon conversion of the currently convertible portions of convertible debt instruments; and million (5,000,000) share of Series A Preferred Stock issued and outstanding, of which, the majority, (2,797,000), are held by our Chief Executive Officer, Adrian Patasar, which give him a cumulative 1,398,500,000 common share votes

Common Stock

General. The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

Non-cumulative Voting. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. As of the date of this Offering Circular, our officers and directors own, directly or indirectly, a total of 1,398,500,000 shares, or approximately 35%, of our outstanding common stock, which ownership percentage would be reduced to approximately 21.5%, assuming all of the Offered Shares are sold in this offering.

However, our Chief Executive Officer, Adrian Patasar, owns 2,797,000 issued and outstanding shares of Series A Preferred Stock and, thereby, effectively controls all corporate matters relating to our company. (See “Preferred Stock” below, as well as “Risk Factors - Risks Related to a Purchase of the Offered Shares” and “Security Ownership of Certain Beneficial Owners and Management”).

Pre-emptive Rights. As of the date of this Offering Circular, no holder of any shares of our common stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not disclosed herein.

Series A Preferred Stock

We are authorized to issue 5,000,000 shares of Series A Preferred Stock, of which 4,094,000 are issued and outstanding, of which 2,797,000 are owned by a our CEO Adrian Patasar . These outstanding sharse of Series A Preferred Stock have the voting rights of 1,398,500,000, shares of our common stock on all matters submitted to the holders of our common stock and votes together with the holders of our common stock as a single class.

Our Chief Executive Officer, Adrian Patasar, as the owner of the majority of outstanding shares of the Series A Preferred Stock, effectively controls the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors - Risks Related to a Purchase of the Offered Shares” and “Security Ownership of Certain Beneficial Owners and Management”).

DISCLOSURE CONVERTIBLE NOTES - As of Sept 30 2021

Date of Note Issuance	Outstanding Balance ($)	Principal Amount at Issuance ($)	Interest Accrued ($)	Maturity Date	Conversion Terms (e.g. pricing mechanism for determining conversion of instrument to shares)	Name of Noteholder (entities must have individual with voting / investment control disclosed).	Reason for Issuance (e.g. Loan, Services, etc.)
5/6/2016	$76,350	$76,350	0	5/6/2017	20% discount to past lowest 20 day trade price.	Wroblewski Oil and Gas- Eric Wroblewski	Settlement Agreement
October 3rd 2018-September 2th 2021	$360,000	$180,000 X 2 years		Varies Annually (2019-2021	50% Discount to past 20 day vwap	PBDC LLC/ Adrian McKenzie-Patasar	Accrued Salary Earned
Sept 30 2021	$45,000	$45,000		9/30/2021	50% Discount to past 20 day vwap	PBDC LLC/ Adrian McKenzie-Patasar	Accrued Salary Earned

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shareholder Meetings

Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board, or our president, or as otherwise provided under Colorado law.

Transfer Agent

We have retained the services of Signature Stock Transfer, Inc., 14673 Midway Road, Suite 220, Addison, Texas 75001, as the transfer agent for our common stock. Securities Transfer’s website is located at: https://signaturestocktransfer.com. No information found on Securities Transfer’s website is part of this Offering Circular.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which our company is a party or in which any director, officer or affiliate of our company, any owner of record or beneficially of more than 5% of any class of voting securities of our company, or shareholder is a party adverse to us or has a material interest adverse to us.

BUSINESS

History

The Corporation was established on June 13, 2000 under the laws of Nevada. Its wholly owned subsidiary, Wroblewski Oil and Gas, Inc., was formed on April 22, 2002 under the laws of the Commonwealth of Pennsylvania. The Company operated a fuel filling station and convenience store north of Pittsburgh PA prior to the Share Acquisition on May 6, 2016, at which Wroblewski Oil and Gas, Inc. was sold. Upon the completion of the acquisition of a controlling interest in the Company by Digital Airo, Inc., the Company changed its business model to Internet based global delivery of documents/files/media through its licensed proprietary system and network. The Corporation re-domiciled itself in Colorado on October 29, 2021.  All of the wholly owned subsidiaries’ financial activity are included in the consolidated financial statements of the Company.

Through the end of fiscal year 2021 into the beginning of 2022, the Company intends to gradually transition to becoming a Web3 and software or application (app) developer.  Management has identified various growth opportunities in Web3, block-chain technology, crypto-currencies, and non-fungible tokens (NFTs).  Our strategy is to cast a wide net into the newly developing “Web3  and metaverse” by selectively  investing in  several  apps with a relatively minimal capital infusion (an average likely around $150 thousand USD to launch each app). We intend to identify what finds traction with users in Web3 and the metaverse and then inject a second round of  funding into those apps where there is traction.  Web3 and meta-verse refers to a combination of multiple elements of technology, including artificial intelligence, virtual reality, virtual currencies, NFT’s,  also Augmented reality and video, where users “live” (or interact with one another) within a digital universe.3

We have made an agreement to acquire a Patent portfolio of software related patents, and our management has created a business plan to complete the transition to become a fully built innovative lead generation platform with software and app development opportunities , which will be executed in phases:

Phase I: Acquire the Patent portfolio(which includes software patents). We can then  begin to develop relationships with software companies and act as an  incubator to find worthwhile start-up apps to invest into.

Phase II: build out a team of software developers (which we will have a few that come with the patent portfolio). We will by pay them bothe  in cash and equity to build a minimum viable product (MVP)

Phase III: Provide seed funding to (a)  our own in-house developers who create a successful MVP and (b) to startup apps discovered from our relationships with incubators.  We anticipate such funding to be in amounts of $50 thousand, $100 thousand or $250 thousand USD, in addition to some equity.

Phase IV: Fund digital marketing and advertising  campaigns through the use   of one of  Patented technologies in the  Portfolio, which is currently used by almost all major telecommunications providers .

Competitive Strengths and Weaknesses

With respect to our planned to develop apps and Software-as-a-Solutions services, we believe our company will possess the following competitive strengths and weaknesses:

Competitive Strengths:

•Because our common stock is publicly listed, it will be more enticing to  use as equity incentives to attract and retain quality programmers and developers.

•Our acquisition target has a portfolio of Patents that are currently being used in everyday life with existing relationships with almost all major telecommunication providers in the US.

Competitive Weaknesses:

•our products will not enjoy brand name recognition upon introduction

•we possess limited capital

•we have limited personnel

Present Opportunities in the Future of Web3 and the Metaverse

JP Morgan, which is the largest bank in the U.S., has published a white paper “Opportunities in the Metaverse: how businesses can explore the metaverse and navigate the hype vs. reality.4“ Some key points from their paper are:

•The metaverse will likely infiltrate every sector in some way in the coming years, with the market opportunity estimated at over $1 trillion in yearly revenues.

•A key point is that there is no one virtual world but many worlds, which are taking shape to enable people to deepen and extend social interactions digitally. This is done by adding an immersive, three-dimensional layer to the web, creating more authentic and natural experiences. The metaverse even has the promise of facilitating accessibility from the comfort of the home, breaking down boundaries and democratizing access to key goods, services and experiences.

3 USA Today, “Everyone Wants to Own the Metaverse including Facebook and Microsoft. But what exactly is it?” By Mike Snider and Brett Molina.  Published November 10, 2021 and Updated December 22, 2021.

4 Available at: https://www.jpmorgan.com/content/dam/jpm/treasury-services/documents/opportunities-in-the-metaverse.pdf; accessed on February 15, 2022.

•When you think about the economics of the metaverse-or metanomics-there are opportunities in almost every market area.

•One of the great possibilities of the metaverse is that it will massively expand access to the marketplace for consumers from emerging and frontier economies. The internet has already unlocked access to goods and services that were previously out of reach. Now, workers in low-income countries, for example, may be able to get jobs in western companies without having to emigrate.

•From a corporate perspective, there are opportunities to massively scale. Instead of having stores in every city, a major retailer might build a global hub in the metaverse that is able to serve millions of customers. Beyond retailers, the metaverse will turbocharge the shift in gaming, sports betting and gambling from cash to crypto.

•Despite much excitement about the possibilities of the metaverse, in order to enable its full potential for engagement, community building, self-expression and commerce, key areas need to be further developed and matured. We see these as new opportunities for teams, projects, DAOs, businesses, technology providers, and financial institutions to flourish and collaborate together in vibrant ecosystems that address the following areas:

•Technology

•Commercial Infrastructure

•Privacy and Identity

•Workforce of the Future

•Regulation, Tax, Accounting, and Social Infrastructure (Emphasis Added).

It is in these areas that need further development where we will be putting our focus for app development in the metaverse.

Business Strategy

We have made an agreement to acquire a portfolio of software related patents, and our management has created a business plan to complete the transition to become a fully built out software and app developer, which will be executed in phases:

Phase I: Acquire the Patent Portfolio (with a currently existing Patented Lead Generation Business), and Develop relationships with NFT and software incubators to find worthwhile start-up apps to invest into.

Phase II: build out a team of software developers by paying them to build a minimum viable product (MVP)

Phase III: Provide seed funding to (a) our own in-house developers who create a successful MVP and (b) to startup apps discovered from our relationships with incubators.  We anticipate such funding to be in amounts of $50 thousand, $100 thousand or $250 thousand USD.

Phase IV: Fund digital marketing campaigns for apps in our Portfolio. Also by using the Lead generation platform, which is utilized by almost all major telecommunications providers, we plan to diversify the patented lead generation technology to apply to many more sectors of marketing.

Plan of Business to be Accomplished in Phases

Phase I:

As we continue to work toward acquiring the patent portfolio. We believe Business Incubators in the software development space have cultivated access and pipelines to developers with new ideas and an entrepreneurial mindset; these are precisely the people who will bring the new ideas.  It is through established relationships with these business incubators that we will make our first investments into Web3 and Metaverse technology, which will be as early round seed investors. We have identified a handful of start-ups and have begun due diligence on them, and hope to finalize terms in the beginning of Q2. We are planning for our average investment amount to be around $150 thousand USD with a 3-5 year investment horizon, with exits either upon sale of the startup or full acquisition by depending upon its then current cash flows.

Phase II:

Mostly, however, we plan to develop our own software in house by forming relationships with and bringing developers in house to provide services directly for us. The acquisition of the Patent portfolio comes with a development team who will guide us through a trial phase and be paid $6 thousand USD to develop a minimum viable product (MVP) for a new application. If they successfully create an MVP, they will be given options or grants for our common stock and a “work-for-hire contract to complete development of the new application, with further equity incentives vesting upon completion. We plan to find new developers by attending software developer conferences around the world and putting out our request for proposals (RFPs).  Conferences are not difficult to find online and with many calendars of conferences posted online5.

Phase III:

As the white paper on opportunities in the metaverse by JP Morgan (discussed above) describes, there are many opportunities in the metaverse in a broad range of areas.  We acknowledge that we do not know which of these areas may be the most fruitful so our strategy is to cast a wide net with our first baby steps into Web3 and the Metaverse to see which steps gain the most traction. Along those lines our first investments will be rather small, and most likely in increments of $50 thousand, $100 thousand, or maxed out at $250 thousand USD.  This strategy is so we can extend more investments into a wider array of the key areas being needing in the development for Web3.0 and the metaverse.  As described above in our discussion of JP Morgan’s white paper.

Phase 4:

Growth Strategies for Our Patent Portfolio Business

Our growth strategies for the Lead Generation Platform business will include:

Invest in branding and marketing - We believe that some of our direct competitors spend significantly higher percentages of their revenue on marketing, and that we need to increase our branding and marketing expenditures in order to increase our market share in the digital marketing in financial markets.  Currently the Patented Technology used in the Lead Generation platform is concentrated in one market.  We plan to acquire the technology and apply it to multiple markets, such as; but not limited to:

Web3, NFT and Metaverse Digital Marketing

Financial Investor relations Digital Marketing

Real Estate Digital Marketing

Pharmaceutical Marketing

Television and Radio Broadcasting Digital Marketing

Online Sports Betting(Within the Legal Districts).

Expand investment in technology platforms - We fully intend to invest in incubator companies built on the Blockchain platforms that integrate the theories of a ledger system. We want to make additional investments in NFT’s Blockchain, Incubator companies

Expand rewards program to enhance customer loyalty - We believe that membership in a rewards program will increase customer engagement. We want to make investments in the program, primarily to increase member equity and benefits. We believe that this will increase the attractiveness of each incubator project the program to our development team.

Accelerate - Our strategy is to acquire the Patent Portfolio, while working with the development team to begin to expand the use of the lead generation platform and Portfolio, in Web3 and the Metaverse.

Our ability to pursue some or all of these plans, and the extent to which we would be able to pursue some or all of them, will depend on the resources we have available, including through this offering, and may require significantly more capital than we anticipate.

5 “The Best Software Engineering Conferences of 2022” by Linda Rosencrance.  TechBeacon.  Available at: https://techbeacon.com/app-dev-testing/best-software-engineering-conferences-2022

Sales and Marketing

We intend to use a variety of methods to target new customers and new Web3 and NFT/ Metaverse audiences, including online campaigns, such as advertising through keywords, product listing ads, display ads, search engines, affiliate marketing programs, banners, e-mail, direct mail, and viral and social media campaigns. We may also do brand advertising through television, radio, print ads, and event sponsorships.

Customer Service

We are committed to providing superior customer service. We will staff our customer service department with dedicated in-house and outsourced professionals who respond to phone, instant online chat, and e-mail inquiries on products, ordering, shipping status, returns, and other areas of customer inquiry.

Technology

We are developing the Website with a combination of technologies and commercially available licensed technologies and solutions to support our retail operations. We plan the use of the multiple telecommunications companies relationships.  We plan to add only cutting edge Web3 metaverse  and Blockchain based technology to expand the portfolio beyond the patent portfolio.

Competition

In General. The market for NFT’s, Metaverse related digital services and Blockchain is fragmented and can be competitive in attracting funding. Currently, in the United States, we believe that there are very few businesses that can demonstrate or claim a dominant market share of the rapidly growing NFT, Metaverse and Web3 markets. Our competitors include a combination of public and private companies including, the major players such as Meta (FB), Nvidia (NVDA), Microsoft (MFST), Roblox (RBLX), Sandbox (SAND).  We believe that there will be no need to compete with the majors at this stage but rather act as an incubator with a portfolio of high quality projects.  The Majors mentioned above, by the nature of their development and commitment, will create many ancillary businesses. We will still look to provide a digital marketing service from the Patented Lead generation platform. We will compete based upon the quality of our project and the scaling of the Lead generated platform in multiple industries. As a Web3 incubator developer and investor, we have assembled a team of software developers with a Patent portfolio that are on standby, to execute a mutually beneficial agreement looking into the Future of Web3.  Because of the New and already competitive nature of the Metaverse, Web3 and the NFT industry, as it continues to rapidly evolve. The industry as a whole is in its infancy, with many areas primed for growth. As Web3 matures new technologies, platforms, Ledgers and potential organizations and currencies, will come to fruition to enter the marketplace everyday.  We plan to be an investor and innovator of such products.

Trademarks. Currently, we own no interest in any trademark or trademark application. It is intended that we will file for the registration of any future trademarks developed by us with the U.S. Patent and Trademark Office.

Facilities

Adrian Patasar, a Director and the sole officer of our company, provides us office space located at

275 E. Commercial Blvd #208

Lauderdale by the Sea Fl 33308

Employees

As of the date of this Offering Circular, our sole officer, is the only employee.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

A. Summary of Significant Accounting Policies:

1. Organization and Nature of Operations. The Corporation was established on June 13, 2000 under the laws of Nevada. Its wholly owned subsidiary, Wroblewski Oil and Gas, Inc., was formed on April 22, 2002 under the laws of the Commonwealth of Pennsylvania. The Company operated a fuel filling station and convenience store north of Pittsburgh PA prior to the Share Acquisition on May 6, 2016, at which Wroblewski Oil and Gas, Inc. was sold. Upon the completion of the acquisition of a controlling interest in the Company by Digital Airo, Inc., the Company changed its business model to Internet based global delivery of documents/files/media through its licensed proprietary system and network. All of the wholly owned subsidiaries’ financial activity are included in the consolidated financial statements of the Company. The Company’s fiscal year end is December 31. Basis of Accounting: The accompanying annual financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. In the opinion of management, these annual financial statements include all of the necessary adjustments to prevent them from being misleading.

2. Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Cash and Cash Equivalents: The Company considers all highly liquid debt instruments, purchased with an original maturity of three months or less, to be cash equivalents. Net Loss Per Share: Net loss per share is based on the weighted average number of common shares and common shares equivalents outstanding during the period.

3. Property and Equipment. Property and equipment are recorded at cost and depreciated over the estimated useful lives of the assets using an acceptable accelerated method. Depreciation expense amounted to $0 for the Year ended December 31, 2020 and Q1 2021 respectively.

4. Other Assets. Company has no assets at this time

5. Liabilities. Liabilities are made up of current liabilities and long-term liabilities. Current liabilities include accounts payable of $0.00 and Long-term debt of $616,350 (Combined: Accrued Salaries and Wroblenski Oil and gas note), as of September 30, 2021.

6. Advertising. The Company expenses advertising costs as they are incurred.

7. Income Taxes. Since the officers have elected to be treated as an S corporation domiciled in Nevada, the Corporation is not subject to federal and state income taxes. Instead, the shareholders treat their pro rata share of the net earnings or loss of the corporation as their own, to be reported on the shareholder’s personal income tax return. Accordingly, no federal and state income tax liabilities are presented on the financial statement.

8. Subsequent Events Evaluation. The Company filed amended Articles of Incorporation with the Secretary of State to increase the Authorized Common stock to Four Billion shares on October 13, 2016. On May 31, 2107 Mariel Arlene Reyes resigned her position as COO and a director of the Company. The Board of Directors accepted her resignation.

9. Stock-based Compensation. In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), Share-based Payment (“SFAS 123R”), that addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. SFAS 123R eliminates the ability to account for share-based compensation transactions using the intrinsic value method under Accounting Principles Board Opinion No.25, Accounting for Stock Issued to Employees (“APB 25”), and it generally requires instead that such transactions be accounted for using a fair-value-based method. This standard is now codified as ASC 718, Compensation - Stock Compensation.

10. Going Concern. The Company’s financial statements have been prepared on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The

Company has earned limited revenue from operations to date. The Company’s ability to continue as a going concern is dependent upon its ability to develop additional sources of capital and ultimately to achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties. Management is seeking new capital to revitalize the Company.

11. Financial Accounting Developments. Recently Issued Accounting Pronouncements Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

12. Capital Stock Transactions and New Subsidiary. On February 12, 2016, the management of American Leisure Holdings Inc. (AMLH) announced that the Management of the company evaluated the current economic conditions and initiated an executive business decision to divest itself of assets in the Oil and Gas sector, with the intention of establishing a footprint in emerging technology. During this period and up to the point of the share exchange with Digital Airo, Inc. (DIGA) on May 6, 2016, the Company was a development stage company with a business plan, operations and more than nominal assets. The assets of AMLH relating to oil and gas were not fully divested until the date of the share exchange on May 6, 2016.

On May 6, 2016, all of the shares of DIGA were transferred to Registered Express International Inc. (REI) as consideration to cancel the five-year license agreement with a value of $1,050,000 that was an asset owned by DIGA. The early cancellation of the five-year license was valued based on the full surrender of DIGA's common stock. PPPI decided to relinquish all of the shares to REI as it had been planning for some time to make the financial statements and operations streamlined and focused exclusively on its pet products business, which is the primary business of PPPI. Subsequent to the transfer of all of DIGA's stock to REI on May 6, 2016, on the same day, in an unrelated transaction with a third party, REI then transferred all of its shares in DIGA to American Leisure Holdings, Inc. (AMLH). REI transferred the stock of DIGA to AMLH in exchange for entering a new license agreement with AMLH under the new business model. REI decided to instantly assign all of the stock of DIGA to AMLH upon Mr. McFadden agreeing to become the president of AMLH due to his extensive experience in the industry and value added to the Company and also in exchange for the Company’s commitment to enter a new license with REI. James McFadden was appointed as the new President and CEO of the AMLH on May 6, 2016. In an integral part of the share exchange agreement entered in on May 6, 2016, the controlling shareholders of AMLH (Wroblewski Oil and Gas, Inc. or “WOGC”) relinquished 399,987,448 of their shares in AMLH to James McFadden. In addition, Mr. McFadden received 175,012,552 in restricted common stock issued directly from AMLH’s treasury. The stock was valued at $.0025 a share based on the closing bid price on May 6, 2016 and was recorded as Officer’s Compensation. Therefore, the total stock received by Mr. McFadden was 575,000,000 restricted common shares of AMLH, or approximately 65.34% of the outstanding stock. Mr. McFadden received these shares as a signing bonus and as advanced compensation for his service contract with the Company. As part of the Share Exchange Agreement entered in on May 6, 2016, AMLH Issued a $76,350 Convertible Promissory Note to Wroblewski Oil and Gas Company Inc. in a separate transaction for costs and services related to the share exchange.

On March 29, 2017, American Leisure Holdings, Inc. had a change of controlling ownership from a transaction in which Christian Bishop. Mariel Arlene Reyes and David Leonard Mullins Jr. acquired Five Hundred and Ninety Four thousand (594K ) shares of Preferred A Stock and 605,000,000 shares of Common Stock from James McFadden.

On October 3rd 2018, then CEO Christian Bishop and CTO David Mullins, the only two remaining officers of the company, Resigned and appointed Adrian McKenzie-Patasar as the Sole Director, Chairman and CEO of the company, by means of a Series A Preferred stock sale.

OCTOBER 3 2018- SEPTEMBER 28TH 2021- CEO Adrian McKenzie-Patasar has been owed and issued a convertible Promissory note for accrued Salary payable of $180K/ year (for the dated period).

Sept 30 2021- CEO Adrian McKenzie-Patasar Accrued Salary Q3 2021, Convertible Promissory Note $45,000, Q3 Salary owed.

B. Related Party Transactions: None

C. Line of Credit: None

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following are our executive officers and directors and their respective ages and positions as of the date of this Offering Circular:

Name	Position	Age	Term of Office	Approximate hours per week for part-time employees
Executive Officers:
Adrian McKenzie-Patasar	Chief Executive Officer	46	Since October 2018	40

During the past five (5) years, none of the persons identified above has been involved in any bankruptcy or insolvency proceeding or convicted in a criminal proceeding, excluding traffic violations and other minor offenses. There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

Executive Officers and Directors

Adrian McKenzie-Patasar - CEO American Leisure Holdings, Inc.  Sole Director.

From October 2018 to the present Mr. Patasar has been CEO of the Company.

February  2016- December 31 2021-CEO DNA Brands Inc

From 2009 to the present, he has been President of PBDC LLC, a consulting company.

In 1998 Mr. Patasar graduated from the University of Western Ontario (UWO), London Ontario Canada with a BA in Economics.

Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. Each of the Board committees, when established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Term of Office

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one (1) year until the meeting of the Board following the annual meeting of shareholders and until their successors have been elected and qualified.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

•been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

•been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a) (29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth above and in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

We are not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results.

Code of Business Conduct and Ethics

Our Board plans to adopt a written code of business conduct and ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website a current copy of the Code and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code.

Conflicts of Interest

We do not currently foresee any conflict of interest.

Corporate Governance

We do not have a separate Compensation Committee, Audit Committee or Nominating Committee. These functions are conducted by our Board of Directors. During the year ended December 31, 2021, our Board of Directors did not hold a meeting, but took action by written consent in lieu of a meeting on two occasions.

Independence of Board of Directors

No member of our Board of Directors is not independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our Chief Executive Officer, Adrian Patasar, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We will attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC, so that all shareholders have access to information about us at the same time. Mr. Patasar collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

As of the date of this Offering Circular, our Board of Directors has not adopted a code of ethics with respect to our directors, officers and employees.

EXECUTIVE COMPENSATION

In General

Currently, our management is unable to estimate accurately when, if ever, our company will possess sufficient capital, whether derived from sales revenues, this offering or otherwise, for the payment of salaries to our management.

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by, or contributed to, our company.

Compensation Summary

The following table summarizes information concerning the compensation awarded, paid to or earned by, our executive officers.

Name and Principal Position	Cash Compensation $	Other Compensation $	Total Compensation $
Adrian McKenzie-Patasar, CEO, Director	180,000	-	180,000
Total	180,000	-	180,000

(1)Any values reported in the “Other Compensation”, if applicable, column represents the aggregate grant date fair value, computed in accordance with Accounting Standards Codification (“ASC”) 718 Share Based Payments, of grants of stock options to each of our named executive officers and directors.

Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Offering Circular, for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Adrian Patasar	-	-	-	-	-	-	-	-	-

Employment Agreements

We have not entered into an employment agreement with our sole executive officer, Adrian Patasar and it is not anticipated that we will do so for the foreseeable future.

Outstanding Equity Awards

Our Board of Directors has made no equity awards and no such award is pending.

Long-Term Incentive Plans

We currently have no employee incentive plans.

Director Compensation

Our directors receive no compensation for their serving as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of our Common Stock as of the date of this Offering Circular held by (i) each person known to us to be the beneficial owner of more than five percent (5%) of any class of our shares; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group. As of February 25, 2022, they collectively hold 0 shares of our common stock but through preferred share ownership have 2,500,000,000 shares of voting for our Common Stock issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the Commission, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within sixty (60) days of the date of this Offering Circular, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

The percentages below are based on fully diluted shares of our Common Stock as of the date of this Offering Circular.

	Number of shares of Common Stock Beneficially Owned as of Feb 1, 2022	Percentage Before Offering	Beneficially Owned (5) After Maximum Offering
Directors and Officers: (1)(2)
Adrian McKenzie-Patasar	$0	0%	0%

Greater than 5% Beneficial Owners:
Adrian McKenzie-Patasar	$0	0%	0%

(1)Unless otherwise indicated, the principal address of the named directors and officers of the Company is c/o American Leisure Holdings, Inc., 275 E Commercial Blvd #208 Lauderdale by the Sea, FL 33308.

(2)Andrian McKenzie-Patasar, by virtue of his ownership of 2,797,000 shares of Series A preferred stock, has over 2.5 billion votes and, therefore, control over all matters submitted to shareholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of each transaction since June 30, 2017, and each currently proposed transaction, in which:

•we have been or are to be a participant;

•the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and

•any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

LEGAL MATTERS

Certain legal matters with respect to the Offered Shares offered by this Offering Circular will be passed upon by Milan Saha, Esq. of Plattsburgh, NY.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the website is www.sec.gov.

AMERICAN LEISURE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	DECEMBER 31	DECEMBER 31
	2019	2018
ASSETS

CURRENT ASSETS
CASH	-	-
INVENTORY	-	-
ACCOUNTS RECEIVABLE	-	-

TOTAL CURRENT ASSETS	-	-

OTHER ASSETS
FIXED ASSETS , NET	-	-
LICENSE AGREEMENTS	-	-
TOTAL OTHER ASSETS		-

TOTAL ASSETS	-	-

LIABILITIES
CURRENT LIABILITIES
ACCOUNTS PAYABLE	-	-
TOTAL CURRENT LIABILITIES	-	-

LONG TERM LIABILITIES	225,000	45,000

TOTAL LIABILITIES	-	45,000

EQUITY
COMMON STOCK:4,000,000,000 AUTHORIZED PAR VALUE $.0001 2,204,522,902 AND 2,204,522,902 ISSUED AND OUTSTANDING AS OF12/31/19 AND 12/31/18 RESPECTIVELY	220,452	220,452
PREFERRED STOCK-CLASS A :10,000,000 SHARES AUTHORIZED: PAR VALUE $.0001 5,000,000 ISSUED AND OUTSTANDING AS OF 12/31/19 AND 12/31/18 RESPECTIVELY	5,000	5,000
ADDITIONAL PAID-IN-CAPITAL	2,405,701	2,405,701
RETAINED EARNINGS (DEFICIT)	(2,856,153)	(2,676,153)
CURRENT EARNINGS (LOSS)	-	-

TOTAL STOCKHOLDERS' EQUITY	(225,000)	(45,000)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	-	-

The accompanying notes are an integral part of these financial statements.

AMERICAN LEISURE HOLDINGS INC.

CONSOLIDATED STATEMENT OF INCOME

FOR THE YEARS ENDED 2019 AND 2018

(UNAUDITED)

	DECEMBER 31	DECEMBER 31
	2019	2018

Revenue	-	-

Cost of goods sold	-	-
Gross Profit	-	-

Expenses

Development Contracts
Officers' Compensation	180,000	45,000
Software Development
Accounting & Professional Fees	-	-
Other operating expenses	-	-
Rent	-	-
Total Expenses	180,000	45,000

Net income from operations	(180,000)	(45,000)

Gain on Debt Settlement
Loss on sale of discontinued operations	-	-
Miscellaneous expense	-	-

Net Income (Net Loss)	(180,000)	(45,000)

The accompanying notes are an integral part of these financial statements.

AMERICAN LEISURE HOLDINGS, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2019

	Common Stock		Preferred Stock		Additional		Total
					Paid in	Accumulated	Stockholders'
DESCRIPTION	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance December 31, 2018	2,204,522,902	220,452	5,000,000	5,000	2,405,701	(2,676,153)	(45,000)
Net Loss March 31, 2019						(45,000)

Balance March 31, 2019	2,204,522,902	220,452	5,000,000	5,000	2,405,701	(2,721,153)	(90,000)
Net Loss June 30, 2019						(45,000)

Balance June 30, 2019	2,204,522,902	220,452	5,000,000	5,000	2,405,701	(2,766,153)	(135,000)
Net Loss September 30,2019						(45,000)

Balance September 30, 2019	2,204,522,902	220,452	5,000,000	5,000	2,405,701	(2,811,153)	(180,000)
Net Loss December , 2019						(45,000)

Balance December 31, 2019	2,204,522,902	220,452	5,000,000	5,000	2,405,701	(2,856,153)	(225,000)

The accompanying notes are an integral part of these financial statements.

AMERICAN LEISURE HOLDINGS, INC.

STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED 12/31/2019 AND 12/31/2018

	12/31/2019	12/31/2018
OPERATING ACTIVITIES

Net Income (Loss)	(180,000)	(45,000)

Retirement of stock	-	-
Retirement of assets	-	-
Gain on debt	-	-
Accounts Payable	-	-
Long-term debt	180,000	45,000
Accounts Receivable	-	-

Net cash provided by operating activities	-	-

CASH FLOW FROM INVESTING ACTIVITIES
Acquisition of assets	-	-

Net cash used for investing activities	-	-

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from Loans	-	-
Reduction in Loans	-	-

Net cash from financing activities	-	-

Increase in cash and cash equivalents	-	-

Cash at beginning of period	-	-

Cash at end of period	-	-

The accompanying notes are an integral part of these financial statements.

AMERICAN LEISURE HOLDINGS INC.

FINANCIAL NOTES PERIOD ENDING 12/31/2019

(Unaudited)

A. Summary of Significant Accounting Policies:

1. Organization and Nature of Operations. The Corporation was established on June 13, 2000 under the laws of Nevada. Its wholly owned subsidiary, Wroblewski Oil and Gas, Inc., was formed on April 22, 2002 under the laws of the Commonwealth of Pennsylvania. The Company operated a fuel filling station and convenience store north of Pittsburgh PA prior to the Share Acquisition on May 6, 2016, at which Wroblewski Oil and Gas, Inc. was sold. Upon the completion of the acquisition of a controlling interest in the Company by Digital Airo, Inc., the Company changed its business model to Internet based global delivery of documents/files/media through its licensed proprietary system and network. All of the wholly owned subsidiaries’ financial activity are included in the consolidated financial statements of the Company. The Company’s fiscal year end is December 31. Basis of Accounting: The accompanying annual financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. In the opinion of management, these annual financial statements include all of the necessary adjustments to prevent them from being misleading.

2. Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Cash and Cash Equivalents: The Company considers all highly liquid debt instruments, purchased with an original maturity of three months or less, to be cash equivalents. Net Loss Per Share: Net loss per share is based on the weighted average number of common shares and common shares equivalents outstanding during the period.

3. Property and Equipment. Property and equipment are recorded at cost and depreciated over the estimated useful lives of the assets using an acceptable accelerated method. Depreciation expense amounted to $0 for the Year ended December 31, 2109.

4. Other Assets. Company has no assets at this time

5. Liabilities. Liabilities are made up of current liabilities and long-term liabilities. Current liabilities include accounts payable of $0.00 and Long-term debt of $76,350 (Wroblewski Oil and Gas-Eric Wroblewski), as of December 31, 2019.

6. Advertising. The Company expenses advertising costs as they are incurred.

7. Income Taxes. Since the officers have elected to be treated as an S corporation domiciled in Nevada, the Corporation is not subject to federal and state income taxes. Instead, the shareholders treat their pro rata share of the net earnings or loss of the corporation as their own, to be reported on the shareholder’s personal income tax return. Accordingly, no federal and state income tax liabilities are presented on the financial statement.

8. Subsequent Events Evaluation. The Company filed amended Articles of Incorporation with the Secretary of State to increase the Authorized Common stock to Four Billion shares on October 13, 2016. On May 31, 2107 Mariel Arlene Reyes resigned her position as COO and a director of the Company. The Board of Directors accepted her resignation.

9. Stock-based Compensation. In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), Share-based Payment (“SFAS 123R”), that addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. SFAS 123R eliminates the ability to account for share-based compensation transactions using the intrinsic value method under Accounting Principles Board Opinion No.25, Accounting for Stock Issued to Employees (“APB 25”), and it generally requires instead that such transactions be accounted for using a fair-value-based method. This standard is now codified as ASC 718, Compensation - Stock Compensation.

10. Going Concern. The Company’s financial statements have been prepared on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has earned limited revenue from operations to date. The Company’s ability to continue as a going concern is dependent upon its ability to develop additional sources of capital and ultimately to achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties. Management is seeking new capital to revitalize the Company.

11. Financial Accounting Developments. Recently Issued Accounting Pronouncements Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

12. Capital Stock Transactions and New Subsidiary. On February 12, 2016, the management of American Leisure Holdings Inc. (AMLH) announced that the Management of the company evaluated the current economic conditions and initiated an executive business decision to divest itself of assets in the Oil and Gas sector, with the intention of establishing a footprint in emerging technology. During this period and up to the point of the share exchange with Digital Airo, Inc. (DIGA) on May 6, 2016, the Company was a development stage company with a business plan, operations and more than nominal assets. The assets of AMLH relating to oil and gas were not fully divested until the date of the share exchange on May 6, 2016.

On May 6, 2016, all of the shares of DIGA were transferred to Registered Express International Inc. (REI) as consideration to cancel the five-year license agreement with a value of $1,050,000 that was an asset owned by DIGA. The early cancellation of the five-year license was valued based on the full surrender of DIGA's common stock. PPPI decided to relinquish all of the shares to REI as it had been planning for some time to make the financial statements and operations streamlined and focused exclusively on its pet products business, which is the primary business of PPPI. Subsequent to the transfer of all of DIGA's stock to REI on May 6, 2016, on the same day, in an unrelated transaction with a third party, REI then transferred all of its shares in DIGA to American Leisure Holdings, Inc. (AMLH). REI transferred the stock of DIGA to AMLH in exchange for entering a new license agreement with AMLH under the new business model. REI decided to instantly assign all of the stock of DIGA to AMLH upon Mr. McFadden agreeing to become the president of AMLH due to his extensive experience in the industry and value added to the Company and also in exchange for the Company’s commitment to enter a new license with REI. James McFadden was appointed as the new President and CEO of the AMLH on May 6, 2016. In an integral part of the share exchange agreement entered in on May 6, 2016, the controlling shareholders of AMLH (Wroblewski Oil and Gas, Inc. or “WOGC”) relinquished 399,987,448 of their shares in AMLH to James McFadden. In addition, Mr. McFadden received 175,012,552 in restricted common stock issued directly from AMLH’s treasury. The stock was valued at $.0025 a share based on the closing bid price on May 6, 2016 and was recorded as Officer’s Compensation. Therefore, the total stock received by Mr. McFadden was 575,000,000 restricted common shares of AMLH, or approximately 65.34% of the outstanding stock. Mr. McFadden received these shares as a signing bonus and as advanced compensation for his service contract with the Company. As part of the Share Exchange Agreement entered in on May 6, 2016, AMLH Issued a $76,350 Convertible Promissory Note to Wroblewski Oil and Gas Company Inc. in a separate transaction for costs and services related to the share exchange.

On March 29, 2017, American Leisure Holdings, Inc. had a change of controlling ownership from a transaction in which Christian Bishop. Mariel Arlene Reyes and David Leonard Mullins Jr. acquired Five Hundred and Ninety Four thousand (594K) shares of Preferred A Stock and 605,000,000 shares of Common Stock from James McFadden.

On October 3rd 2018, then CEO Christian Bishop and CTO David Mullins, the only two remaining officers of the company, Resigned and appointed Adrian McKenzie-Patasar as the Sole Director, Chairman and CEO of the company, by means of a Series A Preferred stock sale.

B. Related Party Transactions. None

C. Line of Credit. None

AMERICAN LEISURE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	DECEMBER 31	DECEMBER 31
	2020	2019
ASSETS

CURRENT ASSETS
CASH	-	-
INVENTORY	-	-
ACCOUNTS RECEIVABLE	-	-

TOTAL CURRENT ASSETS	-	-

OTHER ASSETS
FIXED ASSETS , NET	-	-
LICENSE AGREEMENTS	-	-
TOTAL OTHER ASSETS		-

TOTAL ASSETS	-	-

LIABILITIES
CURRENT LIABILITIES
ACCOUNTS PAYABLE	-	-
TOTAL CURRENT LIABILITIES	-	-

LONG TERM LIABILITIES	405,000	225,000

TOTAL LIABILITIES	405,000	225,000

EQUITY
COMMON STOCK:4,000,000,000 AUTHORIZED PAR VALUE $.0001 2,204,522,902 AND 2,204,522,902 ISSUED AND OUTSTANDING AS OF12/31/20 AND 12/31/19 RESPECTIVELY	220,452	220,452
PREFERRED STOCK-CLASS A: 10,000,000 SHARES AUTHORIZED: PAR VALUE $.0001 5,000,000 ISSUED AND OUTSTANDING AS OF 12/31/20 AND 12/31/19 RESPECTIVELY	5,000	5,000
ADDITIONAL PAID-IN-CAPITAL	2,405,701	2,405,701
RETAINED EARNINGS (DEFICIT)	(3,036,153)	(2,856,153)
CURRENT EARNINGS (LOSS)	-	-

TOTAL STOCKHOLDERS' EQUITY	(405,000)	(225,000)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	-	-

The accompanying notes are an integral part of these financial statements.

AMERICAN LEISURE HOLDINGS INC.

CONSOLIDATED STATEMENT OF INCOME

FOR THE YEARS ENDED 2020 AND 2019

(UNAUDITED)

	DECEMBER 31	DECEMBER 31
	2020	2019

Revenue	-	-

Cost of goods sold	-	-
Gross Profit	-	-

Expenses

Development Contracts
Officers' Compensation	180,000	180,000
Software Development
Accounting & Professional Fees	-	-
Other operating expenses	-	-
Rent	-	-
Total Expenses	180,000	180,000

Net income from operations	(180,000)	(180,000)

Gain on Debt Settlement
Loss on sale of discontinued operations	-	-
Miscellaneous expense	-	-

Net Income (Net Loss)	(180,000)	(180,000)

The accompanying notes are an integral part of these financial statements.

AMERICAN LEISURE HOLDINGS, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2020

	Common Stock		Preferred Stock		Additional		Total
					Paid in	Accumulated	Stockholders'
DESCRIPTION	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance March 31, 2019	2,204,522,902	220,452	5,000,000	5,000	2,405,701	(2,721,153)	(90,000)
Net Loss June 30, 2019						(45,000)

Balance June 30, 2019	2,204,522,902	220,452	5,000,000	5,000	2,405,701	(2,766,153)	(135,000)
Net Loss September 30,2019						(45,000)

Balance September 30, 2019	2,204,522,902	220,452	5,000,000	5,000	2,405,701	(2,811,153)	(180,000)
Net Loss December , 2019						(45,000)

Balance December 31, 2019	2,204,522,902	220,452	5,000,000	5,000	2,405,701	(2,856,153)	(225,000)
Net Loss March 31, 2020						(45,000)

Balance March 31, 2020	2,204,522,902	220,452	5,000,000	5,000	2,405,701	(2,901,153)	(270,000)
Net Loss June 30, 2020						(45,000)

Balance June 30, 2020	2,204,522,902	220,452	5,000,000	5,000	2,405,701	(2,946,153)	(315,000)
Net Loss September 30, 2020						(45,000)

Balance September 30, 2020	2,204,522,902	220,452	5,000,000	5,000	2,405,701	(2,991,153)	(360,000)
Net Loss December 2020						(45,000)

Balance December 31, 2020	2,204,522,902	220,452	5,000,000	5,000	2,405,701	(3,036,153)	(405,000)

The accompanying notes are an integral part of these financial statements.

AMERICAN LEISURE HOLDINGS, INC.

STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED 12/31/2020 AND 12/31/2019

	12/31/2020	12/31/2019
OPERATING ACTIVITIES

Net Income (Loss)	(180,000)	(180,000)

Retirement of stock	-	-
Retirement of assets	-	-
Gain on debt	-	-
Accounts Payable	-	-
Long-term debt	180,000	180,000
Accounts Receivable	-	-

Net cash provided by operating activities	-	-

CASH FLOW FROM INVESTING ACTIVITIES
Acquisition of assets	-	-

Net cash used for investing activities	-	-

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from Loans	-	-
Reduction in Loans	-	-

Net cash from financing activities	-	-

Increase in cash and cash equivalents	-	-

Cash at beginning of period	-	-

Cash at end of period	-	-

The accompanying notes are an integral part of these financial statements.

AMERICAN LEISURE HOLDINGS INC.

FINANCIAL NOTES PERIOD ENDING 12/31/2020

(Unaudited)

A. Summary of Significant Accounting Policies:

1. Organization and Nature of Operations. The Corporation was established on June 13, 2000 under the laws of Nevada. Its wholly owned subsidiary, Wroblewski Oil and Gas, Inc., was formed on April 22, 2002 under the laws of the Commonwealth of Pennsylvania. The Company operated a fuel filling station and convenience store north of Pittsburgh PA prior to the Share Acquisition on May 6, 2016, at which Wroblewski Oil and Gas, Inc. was sold. Upon the completion of the acquisition of a controlling interest in the Company by Digital Airo, Inc., the Company changed its business model to Internet based global delivery of documents/files/media through its licensed proprietary system and network. All of the wholly owned subsidiaries’ financial activity are included in the consolidated financial statements of the Company. The Company’s fiscal year end is December 31. Basis of Accounting: The accompanying annual financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. In the opinion of management, these annual financial statements include all of the necessary adjustments to prevent them from being misleading.

2. Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Cash and Cash Equivalents: The Company considers all highly liquid debt instruments, purchased with an original maturity of three months or less, to be cash equivalents. Net Loss Per Share: Net loss per share is based on the weighted average number of common shares and common shares equivalents outstanding during the period.

3. Property and Equipment. Property and equipment are recorded at cost and depreciated over the estimated useful lives of the assets using an acceptable accelerated method. Depreciation expense amounted to $0 for the Year ended December 31, 2020.

4. Other Assets. Company has no assets at this time

5. Liabilities. Liabilities are made up of current liabilities and long-term liabilities. Current liabilities include accounts payable of $0.00 and Long-term debt of $76,350 (Wroblewski Oil and Gas Eric Wroblewski), as of December 31, 2020.

6. Advertising. The Company expenses advertising costs as they are incurred.

7. Income Taxes. Since the officers have elected to be treated as an S corporation domiciled in Nevada, the Corporation is not subject to federal and state income taxes. Instead, the shareholders treat their pro rata share of the net earnings or loss of the corporation as their own, to be reported on the shareholder’s personal income tax return. Accordingly, no federal and state income tax liabilities are presented on the financial statement.

8. Subsequent Events Evaluation. The Company filed amended Articles of Incorporation with the Secretary of State to increase the Authorized Common stock to Four Billion shares on October 13, 2016. On May 31, 2107 Mariel Arlene Reyes resigned her position as COO and a director of the Company. The Board of Directors accepted her resignation.

9. Stock-based Compensation. In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), Share-based Payment (“SFAS 123R”), that addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. SFAS 123R eliminates the ability to account for share-based compensation transactions using the intrinsic value method under Accounting Principles Board Opinion No.25, Accounting for Stock Issued to Employees (“APB 25”), and it generally requires instead that such transactions be accounted for using a fair-value-based method. This standard is now codified as ASC 718, Compensation - Stock Compensation.

10. Going Concern. The Company’s financial statements have been prepared on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has earned limited revenue from operations to date. The Company’s ability to continue as a going concern is dependent upon its ability to develop additional sources of capital and ultimately to achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties. Management is seeking new capital to revitalize the Company.

11. Financial Accounting Developments. Recently Issued Accounting Pronouncements Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

12. Capital Stock Transactions and New Subsidiary. On February 12, 2016, the management of American Leisure Holdings Inc. (AMLH) announced that the Management of the company evaluated the current economic conditions and initiated an executive business decision to divest itself of assets in the Oil and Gas sector, with the intention of establishing a footprint in emerging technology. During this period and up to the point of the share exchange with Digital Airo, Inc. (DIGA) on May 6, 2016, the Company was a development stage company with a business plan, operations and more than nominal assets. The assets of AMLH relating to oil and gas were not fully divested until the date of the share exchange on May 6, 2016.

On May 6, 2016, all of the shares of DIGA were transferred to Registered Express International Inc. (REI) as consideration to cancel the five-year license agreement with a value of $1,050,000 that was an asset owned by DIGA. The early cancellation of the five-year license was valued based on the full surrender of DIGA's common stock. PPPI decided to relinquish all of the shares to REI as it had been planning for some time to make the financial statements and operations streamlined and focused exclusively on its pet products business, which is the primary business of PPPI. Subsequent to the transfer of all of DIGA's stock to REI on May 6, 2016, on the same day, in an unrelated transaction with a third party, REI then transferred all of its shares in DIGA to American Leisure Holdings, Inc. (AMLH). REI transferred the stock of DIGA to AMLH in exchange for entering a new license agreement with AMLH under the new business model. REI decided to instantly assign all of the stock of DIGA to AMLH upon Mr. McFadden agreeing to become the president of AMLH due to his extensive experience in the industry and value added to the Company and also in exchange for the Company’s commitment to enter a new license with REI. James McFadden was appointed as the new President and CEO of the AMLH on May 6, 2016. In an integral part of the share exchange agreement entered in on May 6, 2016, the controlling shareholders of AMLH (Wroblewski Oil and Gas, Inc. or “WOGC”) relinquished 399,987,448 of their shares in AMLH to James McFadden. In addition, Mr. McFadden received 175,012,552 in restricted common stock issued directly from AMLH’s treasury. The stock was valued at $.0025 a share based on the closing bid price on May 6, 2016 and was recorded as Officer’s Compensation. Therefore, the total stock received by Mr. McFadden was 575,000,000 restricted common shares of AMLH, or approximately 65.34% of the outstanding stock. Mr. McFadden received these shares as a signing bonus and as advanced compensation for his service contract with the Company. As part of the Share Exchange Agreement entered in on May 6, 2016, AMLH Issued a $76,350 Convertible Promissory Note to Wroblewski Oil and Gas Company Inc. in a separate transaction for costs and services related to the share exchange.

On March 29, 2017, American Leisure Holdings, Inc. had a change of controlling ownership from a transaction in which Christian Bishop. Mariel Arlene Reyes and David Leonard Mullins Jr. acquired Five Hundred and Ninety Four thousand (594K) shares of Preferred A Stock and 605,000,000 shares of Common Stock from James McFadden.

On October 3rd 2018, then CEO Christian Bishop and CTO David Mullins, the only two remaining officers of the company, Resigned and appointed Adrian McKenzie-Patasar as the Sole Director, Chairman and CEO of the company, by means of a Series A Preferred stock sale.

B. Related Party Transactions. None

C. Line of Credit. None

AMERICAN LEISURE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	SEPTEMBER 30	DECEMBER 31
	2021	2020
ASSETS

CURRENT ASSETS
CASH	-	-
INVENTORY	-	-
ACCOUNTS RECEIVABLE	50,000	-

TOTAL CURRENT ASSETS	-	-

OTHER ASSETS
FIXED ASSETS , NET	-	-
LICENSE AGREEMENTS	-	-
TOTAL OTHER ASSETS

TOTAL ASSETS	50,000	-

LIABILITIES
CURRENT LIABILITIES
ACCOUNTS PAYABLE	-	-
TOTAL CURRENT LIABILITIES	-	-

LONG TERM LIABILITIES	590,000	405,000

TOTAL LIABILITIES	590,000	405,000

EQUITY
COMMON STOCK:4,000,000,000 AUTHORIZED PAR VALUE $.0001 4,000,000,000 AND 3,662,639,902 ISSUED AND OUTSTANDING AS OF 9/30/21 AND 12/31/20 RESPECTIVELY	400,000	366,263
PREFERRED STOCK-CLASS A: 10,000,000 SHARES AUTHORIZED: PAR VALUE $.0001 4,094,000 ISSUED AND 5,000,000 OUTSTANDING AS OF 9/30/21 AND 12/31/20 RESPECTIVELY	4,094	5,000
PREFERRED STOCK CLASS B: 100,000 AUTHORIZED PAR VALUE $.001; 3 ISSUED AND OUTSTANDING AS OF 9/30/2021	3	-
PREFERRED STOCK CLASS C: 100,000 AUTHORIZED PAR VALUE $.001; 27 ISSUED AND OUTSTANDING AS OF 9/30/2021	27	-
PREFERRED STOCK CLASS E: 50,000 AUTHORIZED PAR VALUE $.001; 38 ISSUED AND OUTSTANDING AS OF 9/30/2021	38	-
ADDITIONAL PAID-IN-CAPITAL	2,226,991	2,259,890
RETAINED EARNINGS (DEFICIT)	(3,171,153)	(3,036,153)
CURRENT EARNINGS (LOSS)	-	-

TOTAL STOCKHOLDERS' EQUITY	(540,000)	(405,000)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	50,000	-

The accompanying notes are an integral part of these financial statements.

AMERICAN LEISURE HOLDINGS INC.

CONSOLIDATED STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2021

AND SEPTEMBER 30, 2020

(UNAUDITED)

	SEPTEMBER 30	DECEMBER 31
	2021	2020

Revenue	-	-

Cost of goods sold	-	-
Gross Profit	-	-

Expenses

Development Contracts
Officers' Compensation	45,000	45,000
Software Development	-	-
Loss on sale of discontinued operations	-	-
Accounting & Professional Fees	-	-
Other operating expenses	-	-
Rent	-	-
Total Expenses	45,000	45,000

Net Income (Net Loss)	(45,000)	(45,000)

The accompanying notes are an integral part of these financial statements.

AMERICAN LEISURE HOLDINGS, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2021

	Common Stock				Preferred Stock						Additional		Total
					A	B	C	E			Paid in	Accumulated	Stockholders'
DESCRIPTION	Shares		Amount		Shares	Shares	Shares	Shares		Amount	Capital	Deficit	Equity

Balance December 31, 2020	3,662,639,902		366,263		5,000,000					5,000	2,259,890	(3,036,153)	(405,000)
Net Loss March 2021												(45,000)

Balance March 31, 2021	3,662,639,902		366,263		5,000,000					5,000	2,259,890	(3,081,153)	(450,000)
Net Loss June 2021												(45,000)

Balance June 30, 2021	3,662,639,902		366,263		5,000,000					5,000	2,259,890	(3,126,153)	(495,000)

Common stock issued	337,360,098		33,737								(33,737)
Preferred stock A adjustment					(906,000)					(906)	906
Preferred stock B issued						2,500				3	(3)
Preferred stock C issued							27,191			27	(27)
Preferred stock E issued								38,213		38	(38)
Net loss September,2021												(45,000)

Balance September 30, 2021	4,000,000,000	#	400,000	##	4,094,000	2,500	27,191	38,213	#	4,162	2,226,991	(3,171,153)	(540,000)

The accompanying notes are an integral part of these financial statements.

AMERICAN LEISURE HOLDINGS, INC.

STATEMENT OF CASH FLOWS

FOR THREE MONTHS ENDED

SEPTEMBER 30, 2021

OPERATING ACTIVITIES

Net Income (Loss)	(45,000)

Retirement of stock	-
Retirement of assets	-
Accounts Payable	-
Long-term debt	45,000
Accounts Receivable	-

Net cash provided by operating activities	-

CASH FLOW FROM INVESTING ACTIVITIES
Acquisition of assets	-

Net cash used for investing activities	-

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from Loans	-
Reduction in Loans	-

Net cash from financing activities	-

Increase in cash and cash equivalents	-

Cash at beginning of period	-

Cash at end of period	-

The accompanying notes are an integral part of these financial statements.

AMERICAN LEISURE HOLDINGS INC.

FINANCIAL NOTES PERIOD ENDING 09/30/2021

(Unaudited)

A. Summary of Significant Accounting Policies:

1. Organization and Nature of Operations. The Corporation was established on June 13, 2000 under the laws of Nevada. Its wholly owned subsidiary, Wroblewski Oil and Gas, Inc., was formed on April 22, 2002 under the laws of the Commonwealth of Pennsylvania. The Company operated a fuel filling station and convenience store north of Pittsburgh PA prior to the Share Acquisition on May 6, 2016, at which Wroblewski Oil and Gas, Inc. was sold. Upon the completion of the acquisition of a controlling interest in the Company by Digital Airo, Inc., the Company changed its business model to Internet based global delivery of documents/files/media through its licensed proprietary system and network. All of the wholly owned subsidiaries’ financial activity are included in the consolidated financial statements of the Company. The Company’s fiscal year end is December 31. Basis of Accounting: The accompanying annual financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. In the opinion of management, these annual financial statements include all of the necessary adjustments to prevent them from being misleading.

2. Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Cash and Cash Equivalents: The Company considers all highly liquid debt instruments, purchased with an original maturity of three months or less, to be cash equivalents. Net Loss Per Share: Net loss per share is based on the weighted average number of common shares and common shares equivalents outstanding during the period.

3. Property and Equipment. Property and equipment are recorded at cost and depreciated over the estimated useful lives of the assets using an acceptable accelerated method. Depreciation expense amounted to $0 for the Year ended December 31, 2020 and Q1 2021 respectively.

4. Other Assets. Company has no other assets at this time other than the $500,000 of accounts receivable.

5. Liabilities. Liabilities are made up of current liabilities and long-term liabilities. Current liabilities include accounts payable of $0.00 and Long-term debt of $616,350 (Combined: Accrued Salaries and Wroblenski Oil and gas note), as of September 30, 2021.

6. Advertising. The Company expenses advertising costs as they are incurred.

7. Income Taxes. Since the officers have elected to be treated as an S corporation domiciled in Nevada, the Corporation is not subject to federal and state income taxes. Instead, the shareholders treat their pro rata share of the net earnings or loss of the corporation as their own, to be reported on the shareholder’s personal income tax return. Accordingly, no federal and state income tax liabilities are presented on the financial statement.

8. Subsequent Events Evaluation. The Company filed amended Articles of Incorporation with the Secretary of State to increase the Authorized Common stock to Four Billion shares on October 13, 2016. On May 31, 2107 Mariel Arlene Reyes resigned her position as COO and a director of the Company. The Board of Directors accepted her resignation.

9. Stock-based Compensation. In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), Share-based Payment (“SFAS 123R”), that addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. SFAS 123R eliminates the ability to account for share-based compensation transactions using the intrinsic value method under Accounting Principles Board Opinion No.25, Accounting for Stock Issued to Employees (“APB 25”), and it generally requires instead that such transactions be accounted for using a fair-value-based method. This standard is now codified as ASC 718, Compensation - Stock Compensation.

10. Going Concern. The Company’s financial statements have been prepared on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has earned limited revenue from operations to date. The Company’s ability to continue as a going concern is dependent upon its ability to develop additional sources of capital and ultimately to achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties. Management is seeking new capital to revitalize the Company.

11. Financial Accounting Developments. Recently Issued Accounting Pronouncements Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

12. Capital Stock Transactions and New Subsidiary. On February 12, 2016, the management of American Leisure Holdings Inc. (AMLH) announced that the Management of the company evaluated the current economic conditions and initiated an executive business decision to divest itself of assets in the Oil and Gas sector, with the intention of establishing a footprint in emerging technology. During this period and up to the point of the share exchange with Digital Airo, Inc. (DIGA) on May 6, 2016, the Company was a development stage company with a business plan, operations and more than nominal assets. The assets of AMLH relating to oil and gas were not fully divested until the date of the share exchange on May 6, 2016.

On May 6, 2016, all of the shares of DIGA were transferred to Registered Express International Inc. (REI) as consideration to cancel the five-year license agreement with a value of $1,050,000 that was an asset owned by DIGA. The early cancellation of the five-year license was valued based on the full surrender of DIGA's common stock. PPPI decided to relinquish all of the shares to REI as it had been planning for some time to make the financial statements and operations streamlined and focused exclusively on its pet products business, which is the primary business of PPPI. Subsequent to the transfer of all of DIGA's stock to REI on May 6, 2016, on the same day, in an unrelated transaction with a third party, REI then transferred all of its shares in DIGA to American Leisure Holdings, Inc. (AMLH). REI transferred the stock of DIGA to AMLH in exchange for entering a new license agreement with AMLH under the new business model. REI decided to instantly assign all of the stock of DIGA to AMLH upon Mr. McFadden agreeing to become the president of AMLH due to his extensive experience in the industry and value added to the Company and also in exchange for the Company’s commitment to enter a new license with REI. James McFadden was appointed as the new President and CEO of the AMLH on May 6, 2016. In an integral part of the share exchange agreement entered in on May 6, 2016, the controlling shareholders of AMLH (Wroblewski Oil and Gas, Inc. or “WOGC”) relinquished 399,987,448 of their shares in AMLH to James McFadden. In addition, Mr. McFadden received 175,012,552 in restricted common stock issued directly from AMLH’s treasury. The stock was valued at $.0025 a share based on the closing bid price on May 6, 2016 and was recorded as Officer’s Compensation. Therefore, the total stock received by Mr. McFadden was 575,000,000 restricted common shares of AMLH, or approximately 65.34% of the outstanding stock. Mr. McFadden received these shares as a signing bonus and as advanced compensation for his service contract with the Company. As part of the Share Exchange Agreement entered in on May 6, 2016, AMLH Issued a $76,350 Convertible Promissory Note to Wroblewski Oil and Gas Company Inc. in a separate transaction for costs and services related to the share exchange.

On March 29, 2017, American Leisure Holdings, Inc. had a change of controlling ownership from a transaction in which Christian Bishop. Mariel Arlene Reyes and David Leonard Mullins Jr. acquired Five Hundred and Ninety Four thousand (594K) shares of Preferred A Stock and 605,000,000 shares of Common Stock from James McFadden.

On October 3rd 2018, then CEO Christian Bishop and CTO David Mullins, the only two remaining officers of the company, Resigned and appointed Adrian McKenzie-Patasar as the Sole Director, Chairman and CEO of the company, by means of a Series A Preferred stock sale.

OCTOBER 3 2018- SEPTEMBER 28TH 2021- CEO Adrian McKenzie-Patasar has been owed and issued a convertible Promissory note for accrued Salary payable of $180K/ year. Sept 30 2021- CEO Adrian McKenzie-Patasar Accrued Salary Q3 2021, Convertible Promissory Note $45,000, Q3 Salary owed.

B. Related Party Transactions. None

C. Line of Credit. None

PART III - EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description
2.1	Articles of Incorporation
2.2	By-Laws
4.1	Subscription Agreement
11.1	Consent of Milan Saha, Esq. (included in Exhibit 12.1)
12.1	Opinion of Milan Saha, Esq.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, on February 25, 2022.

American Leisure Holdings, Inc.

By: /s/ Adrian McKenzie-Patasar

Adrian Mckenzie-Patasar

Principal Executive Officer and Director

Dated: February 25, 2022

This Offering statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Adrian McKenzie-Patasar

Adrian Mckenzie-Patasar

Principal Financial Officer

Dated: February 25, 2022

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By: /s/ Adrian McKenzie-Patasar

Adrian Mckenzie-Patasar

Chief Executive Officer

Dated: February 25, 2022

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